Exhibit 4(a)

LOUISVILLE GAS AND ELECTRIC COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee

Supplemental Indenture No. 3
dated as of November 1, 2013

Supplemental to the Indenture
dated as of October 1, 2010

Establishing

First Mortgage Bonds, 4.65% Series due 2043

SUPPLEMENTAL INDENTURE NO. 3

SUPPLEMENTAL INDENTURE No. 3, dated as of the 1st day of November, 2013, made and entered into by and between LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, having its principal corporate offices at 220 West Main Street, Louisville, Kentucky 40202 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its corporate trust office at 101 Barclay Street, 7th Floor, New York, New York 10286 and having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 3 being supplemental thereto.  The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 3 are hereinafter sometimes, collectively, called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities.

The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto.

The Original Indenture and Supplemental Indentures No. 1 and No. 2, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto.

Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities to be hereinafter sometimes called “Securities of Series No. 4”, and, pursuant to Section 1401 of the Original Indenture, the Company wishes to correct an error in each of Section 805 and Section 807 of the Original Indenture.

As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 4.  The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 3 to establish the designation and certain terms of such series of Securities and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 3 a valid agreement of the Company, and to make the Securities of Series No. 4 valid obligations of the Company, have been performed.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 3 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property), as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows:

ARTICLE ONE

SECURITIES OF SERIES NO. 4

SECTION 101.    Creation of Series No. 4.

There is hereby created a series of Securities designated “First Mortgage Bonds, 4.65% Series due 2043”, and the Securities of such series shall:

(a)           be issued initially in the aggregate principal amount of $250,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases);

(b)           be dated November 14, 2013;

(c)           have a Stated Maturity of November 15, 2043, subject to prior redemption or purchase by the Company;

(d)           have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and

(e)           be in substantially the form or forms established therefor in an Officer’s Certificate, as contemplated by Section 201 of the Original Indenture.

ARTICLE TWO

COVENANT

SECTION 201.    Satisfaction and Discharge.

The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 4, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(a)           an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, or portions of the principal amount thereof, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the

3

delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

(b)           an Opinion of Counsel to the effect that the beneficial owners of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

ARTICLE THREE

CORRECTIONS

SECTION 301.    Correction of Section 805.

In accordance with Section 1401(l) of the Original Indenture, Section 805 of the Original Indenture is hereby corrected by inserting the phrase “sixty-six and two-thirds percentum (66-2/3%) of” immediately following the words “equal to” in the penultimate sentence thereof.

SECTION 302.    Correction of Section 807.

In accordance with Section 1401(l) of the Original Indenture, Section 807 of the Original Indenture is hereby corrected by inserting the phrase “sixty-six and two-thirds percentum (66-2/3%) of” immediately following the words “equal to” in clause (d) in the first sentence thereof.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

SECTION 401.    Single Instrument.

This Supplemental Indenture No. 3 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented.  As amended and supplemented by this Supplemental Indenture No. 3, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 3 shall together constitute the Indenture.

SECTION 402.    Effect of Headings.

The Article and Section headings in this Supplemental Indenture No. 3 are for convenience only and shall not affect the construction hereof.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 3 to be duly executed as of the day and year first written above.

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Daniel K. Arbough
Name: Daniel K. Arbough
Title: Treasurer

ATTEST:

/s/ Dorothy E. O’Brien
Name:	Dorothy E. O’Brien
Title:	Vice President and Deputy General Counsel,
Legal and Environmental Affairs

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

COMMONWEALTH OF KENTUCKY	)
	)	ss.:
COUNTY OF JEFFERSON	)

On this 5th day of November, 2013, before me, a notary public, the undersigned, personally appeared Daniel K. Arbough, who acknowledged himself to be the Treasurer of LOUISVILLE GAS AND ELECTRIC COMPANY, a corporation of the Commonwealth of Kentucky and that he, as such Treasurer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

In witness whereof, I hereunto set my hand and official seal.

/s/ Betty L. Brinly
Betty L. Brinly
Notary Public, State at Large, KY
My Commission expires 6/21/2014

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On this 5th day of November, 2013, before me, a notary public, the undersigned, personally appeared Francine Kincaid, who acknowledged herself to be a Vice President of THE BANK OF NEW YORK MELLON, a corporation and that she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President.

In witness whereof, I hereunto set my hand and official seal.

By:	/s/ Danny Lee
Danny Lee
Notary Public, State of New York
Notary #: 01LE6161129
Qualified in in New York County
Commission expires 2/20/2015

The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are:

The Bank of New York Mellon

Global Structured Finance

101 Barclay Street, 7th Floor
New York, New York 10286
Attn:  Global Americas

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

CERTIFICATE OF PREPARER

The foregoing instrument was prepared by:

James J. Dimas, Senior Corporate Attorney

Louisville Gas and Electric Company

220 West Main Street

Louisville, Kentucky  40202

/s/ James J. Dimas
James J. Dimas

EXHIBIT A

LOUISVILLE GAS AND ELECTRIC COMPANY

Bonds Issued and Outstanding
under the Indenture

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding(1)
1	October 15, 2010	1	Collateral Series 2010	October 20, 2010	$574,304,000	$574,304,000
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	$250,000,000
		3	5.125% Series due 2040	November 16, 2010	$285,000,000	$285,000,000

(1)         As of November 1, 2013.

A-1

EXHIBIT B(1)

LOUISVILLE GAS AND ELECTRIC COMPANY

Filing and Recording
of
Indenture, dated as of October 1, 2010

COUNTY	DEED BOOK	PAGE NO.	DATE RECORDED
Breckinridge	369	1	10/11/2010
Bullitt	1342	466 - 1012	10/11/2010
Clark	702	1 - 547	10/11/2010
Green	262	36	10/12/2010
Hardin	1957	1 - 547	10/11/2010
Hart	311	1 - 547	10/12/2010
Henry	297	1 - 547	10/11/2010
Jefferson	12165	0237 - 0783	10/8/2010
Larue	295	1	10/11/2010
Meade	658	032 - 578	10/11/2010
Metcalfe	147	1	10/11/2010
Muhlenberg	602	1 - 547	10/12/2010
Nelson	911	1 – 547	10/11/2010
Oldham	1905	1 – 547	10/13/2010
Shelby	837	1 – 547	10/11/2010
Trimble	181	1 - 547	10/11/2010

B(1)-1

EXHIBIT B(2)

LOUISVILLE GAS AND ELECTRIC COMPANY

Filing and Recording
of
Supplemental Indenture No. 1, dated as of October 15, 2010,
to
Indenture, dated as of October 1, 2010

COUNTY	DEED BOOK	PAGE NO.	DATE RECORDED
Breckinridge	369	639 - 646	10/18/2010
Breckinridge — Affidavit of Amendment	370	43 - 53	10/26/2010
Bullitt	768	265 - 273	10/19/2010
Clark	703	122 - 130	10/19/2010
Green	262	731	10/19/2010
Hardin	1958	704 - 712	10/19/2010
Hart	310	573 - 581	10/19/2010
Henry	297	746 - 754	10/19/2010
Jefferson	12176	0011 - 0019	10/18/2010
Larue	295	644	10/19/2010
Meade	659	265 - 273	10/19/2010
Metcalfe	147	548	10/19/2010
Muhlenberg	601	751 - 759	10/19/2010
Nelson	912	562 - 570	10/19/2010
Oldham	1907	181 - 188	10/18/2010
Oldham — Affidavit of Amendment	1908	124 - 134	10/21/2010
Shelby	838	31 - 39	10/19/2010
Trimble	181	637 - 645	10/19/2010

B(2)-1

EXHIBIT B(3)

LOUISVILLE GAS AND ELECTRIC COMPANY

Filing and Recording
of
Supplemental Indenture No. 2, dated as of November 1, 2010,
to
Indenture, dated as of October 1, 2010

COUNTY	DEED BOOK	PAGE NO.	DATE RECORDED
Breckinridge	369	639 - 646	10/18/2010
Breckinridge — Affidavit of Amendment	370	43 - 53	10/26/2010
Bullitt	768	265 - 273	10/19/2010
Clark	703	122 - 130	10/19/2010
Green	262	731	10/19/2010
Hardin	1958	704 - 712	10/19/2010
Hart	310	573 - 581	10/19/2010
Henry	297	746 - 754	10/19/2010
Jefferson	12176	0011 - 0019	10/18/2010
Larue	295	644	10/19/2010
Meade	659	265 - 273	10/19/2010
Metcalfe	147	548	10/19/2010
Muhlenberg	601	751 - 759	10/19/2010
Nelson	912	562 - 570	10/19/2010
Oldham	1907	181 - 188	10/18/2010
Oldham — Affidavit of Amendment	1908	124 - 134	10/21/2010
Shelby	838	31 - 39	10/19/2010
Trimble	181	637 - 645	10/19/2010

B(3)-1

EXHIBIT B(4)

LOUISVILLE GAS AND ELECTRIC COMPANY

UCC Filings — Kentucky Secretary of State
for
Indenture dated as of October 1, 2010,
as supplemented

File No.	Date
2010-2481496-17.01	October 12, 2010
2010-2481496-17.02	October 19, 2010
2010-2481496-17.04	November 15, 2010
2010-2481496-17.05	November 15, 2010

B(4)-1

EXHIBIT C

LOUISVILLE GAS AND ELECTRIC COMPANY

Real Property

Schedule of real property owned in fee located in the Commonwealth of Kentucky

DISTRIBUTION DRIVE:

Beginning at an iron pipe in the north right-of-way line of Distribution Drive and the west right-of-way line of Greenbelt Highway, said point being south 49 degrees 06 minutes 18 seconds west 41.21 feet from an iron pipe in the westerly right-of-way line of Greenbelt Highway; thence north 87 degrees 31 minutes 07 seconds west 1,107.83 feet along the north right-of-way line of Distribution Drive to an iron pipe at the southeasterly corner of Tract No. 47, as recorded in Plat and Subdivision Book 34, Page 50, in the office of the Clerk of Jefferson County, Kentucky; thence, continuing along said north right-of-way line of Distribution Drive, north 87 degrees 31 minutes 07 seconds west 270 feet to an iron pipe at the true point of beginning; thence along said north right-of-way line, north 87 degrees 31 minutes 07 seconds west 630.00 feet to an iron pipe at the southwesterly corner of Tract No. 46, as recorded in Plat and Subdivision Book 34 Page 50, in the Office aforesaid; thence north 02 degrees 28 minutes 53 seconds east 1,191.45 feet to an iron pipe at the northwesterly corner of Tract No. 46, as recorded in said Plat and Subdivision Book; thence south 87 degrees 31 minutes 07 seconds east 630.00 feet to an iron pipe; thence south 02 degrees 28 minutes 53 seconds west 1,191.45 feet to the true point of beginning and containing 17.231 acres more or less.

Also known as Tract A as shown on minor subdivision plat attached to and made a part of Deed Book 5728, Page 808, Docket #328-87, in the Office of the Clerk of Jefferson County, Kentucky.

The above legal description was revised pursuant to a physical survey conducted by David L. King II, AGE Engineering Services, Inc., Ky. R.L.S. #3118, dated the 31ST day of August, 2012, as follows:

BEGINNING at a ¾” Iron Pipe found on the north edge of right-of-way of Distribution Drive, said Distribution Drive having a 100’ wide right-of-way per Plat Book 34, Pg. 50, said pipe being approximately 1378 feet west of the intersection of the western edge of right-of-way of the Greenbelt Highway and Distribution Drive, said pipe having the Kentucky State Plane North Zone (NAD83) coordinates of N=241240.60 E=1168457.43, said pipe being 61.26 feet north of the as-built centerline of Distribution Drive, said pipe being the southwest corner of Quartz Products Corp (D.B. 5736, Pg. 982) and being the POINT OF BEGINNING for this description; Thence leaving the line of Quartz Products Corp and with the northern edge of right-of-way of Distribution Drive, N87°30’20”W — 629.94 feet to a ¾” Iron Pipe Found, said pipe being 60.15 feet north of the as-built centerline of Distribution Drive, and said pin being the Southeast Corner of the County of Jefferson (D.B. 5521, Pg. 478);  Thence leaving the northern edge of right-of-way of Distribution Drive and with the line of the County of Jefferson, N02°29’38”E — 1191.19 feet to a ¼” rebar with cap stamped LS 1828 found, said pin being on the southern line of D&M Trust (D.B. 8843, Pg. 819 — Tract 2) and being the Northeast corner of the County of Jefferson;  Thence leaving the line of the County of Jefferson with the southern line of first D&M Trust and second Hollingsworth Capital Partners — Intermodal, LLC (D.B. 9238, PG. 704), S87°32’34”E — 629.76 feet to ½” rebar found @ the base of Chain Link Fence Corner Post, said pin being on the southern line of Hollingsworth Capital Partners — Intermodal, LLC  (D.B. 9238, PG. 704), and being the Northwest corner of Ann Taylor Distribution Services, Inc. (D.B. 8756, Pg. 39); Thence leaving the southern line Hollingsworth Capital Partners — Intermodal, LLC (D.B. 9238, PG. 704), and with the western line of first Ann Taylor Distribution Services, Inc. and second the line of Quartz Products Corp (D.B. 5736, Pg. 982), S02°29’06”W — passing a ¼” rebar with Cap Stamped LS 1828 at 465.53 feet, said rebar being the common corner of Ann Taylor Distribution Services, Inc. and Quartz Products Corp, and continuing at the same bearing for an additional  726.07 feet for an overall total distance of 1191.60 feet to the Point of Beginning and containing 17.227 acres by survey.

C-1

BEING the same Property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated November 15, 2012, of record in Deed Book 9977, Page 550, in the Office of the Clerk of Jefferson County, Kentucky.

HOSTS DEVELOPMENT:

BEING Lot 13, as shown on Minor Subdivision Plat approved by Louisville Metro Planning Commission, Docket No. 14965, on November 4, 2010, the original of which plat is attached to Deed of Record in Deed Book 9660, Page 236, in the Office aforesaid.

BEING the same property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated December 20, 2010, of record in Deed Book 9660, Page 236, in the office of the Clerk of Jefferson County, Kentucky.

TRIMBLE COUNTY

MAHONEY PROPERTY — PARCEL 1:

Located and being on the waters of Barebone Creek in Trimble County, Kentucky and bounded and described as follows.

Beginning at a point in the branch, a corner of the property hereby conveyed and line of Pete Simpson, thence in a northernly direction with the branch as it now runs a distance of 105 yards, thence a new line in a westernly direction with the land of Mahoney a distance of 35 yards to a point, corner this land and that of Mahoney, thence in a southernly direction with the fence as it now runs to a point, corner to land of Pete Simpson, thence in an easternly direction with the line of said Pete Simpson to the point of beginning, containing One acre more or less.

The above legal description was revised pursuant to a physical survey conducted by Douglas G. Gooch, AGE Engineering Services, Inc., Ky. R.L.S. #3118, dated the 31st day of August, 2012, as follows:

COMMENCING at an iron pin set (5/8” x 18” rebar with aluminum cap bearing PLS-3118, as will be typical for all set corner monuments), said pin being on the southern edge of right-of-way Ogden Ridge Road and being 30 feet south of centerline of Ogden Ridge Road and being the northeast corner of Gary Callis (D.B. 72, Pg. 283), said pin having Kentucky State Plane — North Zone (NAD83) coordinates of N=400617.61 E=1311019.42, lying near the Community of Mount Pleasant, said pin being approximately 1.91 miles, as measured along Ogden Ridge Road from the intersection of centerline of Ogden Ridge Road and KY Hwy 625, lying in Trimble County, Kentucky; Thence leaving the corner of Callis and with the southern edge of right-of-way of Ogden Ridge Road, being 30’ south of and parallel to the centerline of Ogden Ridge Road, N64°14’59”E - 34.53 feet to a point, N63°34’40”E - 96.34 feet to a point, N63°01’13”E - 97.37 feet to a point, N61°35’37”E - 94.92 feet to a point, N61°06’05”E - 92.13 feet to a point, and N64°57’32”E - 18.42 feet to an iron pin set, said pin being on the southern edge of right-of-way of Ogden Ridge Road and being 30’ south of centerline, said pin being the Northwest Corner of Steve Boldery (D.B. 320, Pg. 91);  Thence leaving the south edge of right-of-way of Ogden Ridge Road and generally with the fence and with the western boundary line of Boldery,

S20°14’57”E - 422.98 feet to an iron pin set at a fence post;  Thence generally with the fence and first with the line of Boldery, second the line of Donna Hale (D.B. 130, Pg. 560) and thirdly the line of Donald Hale (D.B. 126, Pg. 385), N67°51’10”E - 905.07 feet to an iron pin set, said pin being on western boundary line of Anna Catherine Leach (D.B. 37, Pg. 282 & D.B. 38, Pg. 489);  Thence leaving the line of Donald Hale and generally with the fence and with the western boundary line of Leach,  S20°43’38”E  — 2614.93 feet to an iron pin set, said pin being the Southwest corner of Leach and being on the northern boundary line of Troy Barnes (D.B. 127, Pg. 298);  Thence leaving the boundary line of Leach and generally with the fence and with northern boundary line of Barnes, S60°40’53”W - 1311.16 feet to an iron pin found (PLS# 3868), said pin being a corner of Troy Barnes and also being a corner to a Life Estate of James L. Atkinson (being an exception to the deed of Troy Barnes D.B. 127, Pg. 298) and also being a corner of Walter Staples (D.B. 50, Pg. 797);  Thence leaving the line of Barnes and the Life Estate of James L. Atkinson and with the line of Staples, N18°49’24”W - 142.80 feet to an iron pin set a tree fence corner;  Thence continuing with the line of Staples, S64°07’37”W - 171.50 feet to a point in the centerline of creek and being the Point of Beginning for this description;  Thence leaving the line of Staples and with the line of Jarrod & Jill Mahoney et. al. (D.B. 42, Pg. 26, D.B. 85, Pg. 733 and D.B. 72, Pg. 224) following the creek, N01°30’36”E - 354.65 feet to a point in the centerline of the creek;  Thence continuing with Mahoney, N87°16’35”W — passing an iron witness pin set at 4.67 feet and continuing 100.33 feet for a total distance of 105.00 feet to an iron pin set and S02°43’25”W - 415.91 feet to an iron pin set on the northern line of Walter Staples (D.B. 50, Pg. 797);  Thence leaving the line of Jarrod & Jill Mahoney et. al. (D.B. 42, Pg. 26, D.B. 85, Pg. 733 and D.B. 72, Pg. 224) and with the line of Staples, N64°07’37”E — 115.41 feet to a point and N64°07’37”E — 12.74 feet to the Point of Beginning and containing 0.965 acres by survey.

It is fully understood and agreed that any party in accepting this Deed hereby agrees to put a fence around said lot and to keep the same in repair at all times, same to be a general purpose fence against all livestock, this provision shall be binding on the owner, his heirs and assigns forever.

BEING the same Property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated December 18, 2012, of record in Deed Book 132, Page 402, in the Office of the Clerk of Trimble County, Kentucky.

MAHONEY PROPERTY — PARCEL 2

TRACT #1:  Located in Trimble County, Kentucky, bounded and described as follows:

BEGINNING at a stone in Browning’s line; thence with same N 22-3/4 W 63 poles and 8 links to a stone, corner to Mahoney; thence with same S 67-1/2 W 50 poles to a stone corner to same; thence N 22-01/2 W…. poles and 13 links to a stone corner to same and on the south side of Hopwood Road; S. 61 W 26 poles and 7 links to an Oak Tree on the top of the hill; thence S. 87 E 46 poles and 11 links to a stone corner to Andrew’s line and Garriott’s; thence N 58 E 15 poles and 7 links to the BEGINNING, containing THIRTY-FOUR ACRES < 109 poles, more or less.

TRACT #2:  Located and being in Trimble County, Kentucky and bounded as follows:

BEGINNING at a stone in W.L. Garriott’s line and A Browning’s line S 23-3/4 E 94 poles and 21 links to a stone in Joe Garriott’s line; thence with his line S 59 W 82 poles and 1 link to a stone at the foot of the hill; thence N 20 W 8 poles and 8 feet to a stone; thence S 62-1/4 W 32 poles and 20 links to a stone; thence N 18-1/4 W 32 poles; thence N 20 poles to a stone; thence 18 W 68 poles to a stone on a hillside close to an oak tree; thence 18 W 36 poles and 7 links to a stone, corner oak tree; thence E 46 poles and 11 links to a stone in old fence; thence N 48-1/2 E 14 poles and 17 links to the BEGINNING, containing 59 acres and 70-4 poles.

The above legal description was revised pursuant to a physical survey conducted by Douglas G. Gooch, AGE Engineering Services, Inc., Ky. R.L.S. #3118, dated the 31st day of August, 2012, as follows:

BEGINNING at an iron pin set (5/8” x 18” rebar with aluminum cap bearing PLS-3118, as will be typical for all set corner monuments), said pin being on the southern edge of right-of-way Ogden Ridge Road and being 30 feet south of centerline of Ogden Ridge Road and being the northeast corner of Gary Callis (D.B. 72, Pg. 283), said pin having Kentucky State Plane — North Zone (NAD83) coordinates of N=400617.61 E=1311019.42, lying near the Community of Mount Pleasant, said pin being approximately 1.91 miles, as measured along Ogden Ridge Road from the intersection of centerline of Ogden Ridge Road and KY Hwy 625, lying in Trimble County, Kentucky and being the Point of Beginning for this description;  Thence leaving the corner of Callis and with the southern edge of right-of-way of Ogden Ridge Road, being 30’ south of and parallel to the centerline of Ogden Ridge Road, N64°14’59”E - 34.53 feet to a point, N63°34’40”E - 96.34 feet to a point, N63°01’13”E - 97.37 feet to a point, N61°35’37”E - 94.92 feet to a point, N61°06’05”E - 92.13 feet to a point, and N64°57’32”E - 18.42 feet to an iron pin set, said pin being on the southern edge of right-of-way of Ogden Ridge Road and being 30’ south of centerline, said pin being the Northwest Corner of Steve Boldery (D.B. 320, Pg. 91);  Thence leaving the south edge of right-of-way of Ogden Ridge Road and generally with the fence and with the western boundary line of Boldery, S20°14’57”E - 422.98 feet to an iron pin set at a fence post;  Thence generally with the fence and first with the line of Boldery, second the line of Donna Hale (D.B. 130, Pg. 560) and thirdly the line of Donald Hale (D.B. 126, Pg. 385), N67°51’10”E - 905.07 feet to an iron pin set, said pin being on western boundary line of Anna Catherine Leach (D.B. 37, Pg. 282 & D.B. 38, Pg. 489);  Thence leaving the line of Donald Hale and generally with the fence and with the western boundary line of Leach,  S20°43’38”E  — 2614.93 feet to an iron pin set, said pin being the Southwest corner of Leach and being on the northern boundary line of Troy Barnes (D.B. 127, Pg. 298);  Thence leaving the boundary line of Leach and generally with the fence and with northern boundary line of Barnes, S60°40’53”W - 1311.16 feet to an iron pin found (PLS# 3868), said pin being a corner of Troy Barnes and also being a corner to a Life Estate of James L. Atkinson (being an exception to the deed of Troy Barnes D.B. 127, Pg. 298) and also being a corner of Walter Staples (D.B. 50, Pg. 797);  Thence leaving the line of Barnes and the Life Estate of James L. Atkinson and with the line of Staples, N18°49’24”W - 142.80 feet to an iron pin set a tree fence corner;  Thence continuing with the line of Staples, S64°07’37”W - 171.50 feet to a point in the centerline of creek, said point being a corner of Melvin Thomas Mahoney (D.B. 109, Pg. 288) and being on the northern boundary line of Staples;  Thence leaving the line of Staples and with the line of Melvin Thomas Mahoney following the creek, N01°30’36”E - 354.65 feet to a point in the centerline of the creek;  Thence continuing with Mahoney, N87°16’35”W — passing an iron witness pin set at 4.67 feet and continuing 100.33 feet for a total distance of 105.00 feet to an iron pin set and S02°43’25”W - 415.91 feet to an iron pin set on the northern line of Walter Staples (D.B. 50, Pg. 797);  Thence leaving the line of Melvin Thomas Mahoney (D.B. 109, Pg. 288) and generally with existing fence and with the line of Walter Staples, S64°07’37”W - 205.46 feet to an iron pin set, said pin being on the northern line of Staples and being a corner of Charlie Simpson (D.B. 38, Pg. 175 — now or formerly);  Thence leaving the line of Staples and generally with the fence and the line of Simpson, N13°14’22”W — 472.35 feet to an iron pin set a base of a 48” Forked Sugar Maple Tree, said pin being the corner of Simpson and Les Ball & Amy Ball (D.B 123, Pg. 457);  Thence leaving the line of Simpson and with the line of Ball, N04°38’29”W - 238.26 feet to an iron pin set at the base of a forked 30” Ash Tree with fence, N08°58’57”W - 124.95 feet to an iron pin set at the base of a 30” Oak Tree with fence, N04°20’04”W - 119.94 feet to an iron pin set at a 30” Maple Tree with fence, N29°35’33”W - 148.54 feet to an iron pin set at the base of 18” Maple Tree with fence, N10°51’03”W - 175.49 feet to an iron pin set at the base of 12” Chinkapin Oak Tree with fence, N16°38’01”W - 324.88 feet to an iron pin set at 36” Downed Tree, N10°55’44”W - 225.73 feet to an iron pin set at the base of a wood fence post, and N04° 07’13”E - 585.08 feet to an iron pin set at a fence corner;  Thence first continuing with the line of Les Ball and second the line of Gary Callis (D.B. 72, Pg. 283), N23°45’17”W - 732.87 feet to the Point of Beginning and containing 99.294 acres by survey.

BEING the same Property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated December 18, 2012, of record in Deed Book 132, Page 407, in the Office of the Clerk of Trimble County, Kentucky.

NACKE PROPERTY:

Being a certain tract of land located on the East side of CR-1205 (Ogden Ridge Road), approximately 0.7 miles south of the intersection of KY 625 (Bedford and Mt. Pleasant Road), lying in Trimble County, Kentucky, and being more particularly described as follows:

BEGINNING at a ½ inch rebar (found) with cap marked “C.T. SMITH 3757” in the center of tingle Lane and in the right-of-way of Ogden Ridge Road; thence with the east right-of-way of Ogden Ridge Road with a curve to the left having a cord of North 04 degrees, 45 minutes, 59 seconds East, 236.73 feet and a radius of 613 feet to a ½ inch rebar (found) with a cap marked “C.T. SMITH 3757”; thence with said right-of-way North 06 degrees, 22 minutes 01 seconds West, 180.00 feet to a ½ inch rebar (set) corner with Larry & P.J. Nacke (D.B. 117, page 55); thence leaving the right-of-way of Ogden Ridge Road and forming new division lines the following three calls:  North 83 degrees, 37 minutes, 59 seconds East, 290.00 feet to a ½ in rebar (set) South 10 degrees, 06 minutes, 05 seconds East, 396.23 feet to a ½ inch rebar (set), South 76 degrees 06 minutes, 15 seconds West 346.63 feet to a ½ inch rebar (found) with a cap marked “C.T. SMITH 3757” in the center line of Tingle Lane; thence with Tingle Lane, North 38 degrees, 26 minutes, 00 seconds West, 33.66 feet to the point of beginning Containing 3.004 Acres per survey by Christopher T. Smith on June 12 2008.

This survey is subject to all rights of way, easements, conveyances and restrictions that a title examination would reveal.  No title report was provided to Surveyor.

All monuments referenced as ½ inch rebar (set) this survey are capped with a plastic cap stamped “C.T. SMITH 3757”.

BEING the same Property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated November 27, 2012, of record in Deed Book 132, Page 185, in the Office of the Clerk of Trimble County, Kentucky.

BALL PROPERTY:

A tract of land in Trimble County, Kentucky, on the Southeast side of the Mt. Pleasant Road, about 7 miles West of Bedford, bounded as follows:

BEGINNING at a small sugar tree marked as the Northwest corner of the 5 acre tract conveyed by Earl Mahoney and Margaret Mahoney to Charles Simpson by deed dated January 27, 1952, and recorded in Deed Book 38, Page 175, in the Trimble County Court Clerk’s Office; thence to exclude said 5 acre tract as follows:

South 65 degrees West 1.98 chains to a locust; North 87 degrees West 2.70 chains to an ash, North 80 degrees West 2.49 chains to a hackberry South 58-1/2 West 1.07 chains to a hackberry, South 17 degrees West 1.66 chains to a hackberry South 24-1/4 West 1.21 chains to a lynn, South 68 degrees East 2.49 chains to a chinquapin; South 45-1/2 degrees East 3.12 chains to a chinquapin South 4-3/4 degrees East 1.25 chains to an elm, and South 3-1/2 degrees East 3.24 chains to a stake in fence line at the Southwest corner of said 5 acres tract in line of Richardson heirs; thence with Richardson as fenced, South 64 degrees West 16.72 chains to a stone; thence

North 20 degrees West (Passing a stone 9.39 chains corner to Richardson and Davis) whole distance 47.62 chains to a stone in Eugene David line corner to Nolas Mahoney; thence with Nolas Mahoney and the Mt. Pleasant Road as fenced North 62 degrees East 28.63 chains to a large walnut in the South line of the Mt. Pleasant Road corner Edward Mahoney; thence with Edward Mahoney as fenced as follows:

South 24 degrees East 11.35 chains to a stone, South 4-1/2 degrees East 9.21 chains to a post, South 11-1/2 East 3.35 chains to an ash, South 17 degrees East 4.94 chains to an ash, South 12 degrees East 2.79 chains to a hackberry; South 32 degrees East 2.11 chains to a spignut, South 3-3/4 degrees East 1.88 chains to a red elm; South 14-1/2 degrees East 1.87 chains to a locust and South 3 degrees East 4.03 chains to the point of beginning, containing 112.44 acres, Subject to Shelby REA easement and road right of way and waterline easements to L. G. & E. and Trimble County Water District No. 1.

THERE IS EXCEPTED FROM the above described real estate the following:

Being a certain lot or parcel of land lying on the Southern side of Ogden Ridge Road and located in Trimble County, Kentucky, more particularly described as follows:

Beginning at an existing iron pin in the Southern right of way of Ogden Ridge Road and corner to Edward and Mary Mahoney (Deed Book 36, Page 70; Deed Book 36, Page 89), and at the Northeastern corner of Theodore and Wadenna Bachmann (Deed Book 59, Page 89), said pin witnessed by an existing iron pin bearing North 38 degrees 06 minutes 00 seconds East, 120.50 feet, in the Northern right of way of said road and corner to Louisville Gas and Electric Company (Deed Book 63, Page 615); and by the Azimuth marker for triangulation stations Wises Bearing South 50 degrees 44 minutes 00 seconds East, 7.30 feet; thence South 23 degrees 40 minutes 00 seconds East, 478.31 feet, in line with Mahoney to an iron pin corner to Mahoney; thence South 62 degrees 02 minutes 20 seconds West, 181.86 feet, in line with Bachmann to an existing fence corner post; thence North 20 degrees 54 minutes 43 seconds West, 489.29 feet, with an existing fence line, to an existing corner post at the Southern right of way of said road; thence North 65 degrees 10 minutes 15 seconds East, 157.87 feet, with the said right of way, to the POINT OF BEGINNING.  Containing 1.88 Acres of land.  Subject to any utility easements, passways or other easements that may be over or thru the premises.

There is excepted from the above described real estate a Non-Exclusive 20 foot easement of ingress and egress along the East and South sides of the above described real estate, for the benefit of the remainder of the farm, of which the 1.88 acres was originally a part of.

BEING the same Property conveyed to Louisville Gas and Electric Company, a Kentucky corporation, by Deed dated October 11, 2012, of record in Deed Book 131, Page 720 in the Office of the Clerk of Trimble County, Kentucky.